Exhibit 99.4(b)

[ SCHWAB GENESIS ADVISORY VARIABLE ANNUITY ] SCHEDULE

CONTRACT NUMBER
ISSUE DATE

[ VA0000001 ]
[ June 1, 2020 ]

OWNER 1
BIRTH DATE OF OWNER 1

[ John Doe ]
[ January 1, 1950 ]

OWNER 2
BIRTH DATE OF OWNER 2

[ None ]
[ Not Applicable ]

ANNUITANT
BIRTH DATE OF ANNUITANT
[ John Doe ]
[ January 1, 1950 ]

BENEFICIARY
ANNUITY DATE

As contained in our records
[ January 1, 2045 ]

PROTECTED LIFETIME INCOME OPTION
DEATH BENEFIT

[ Marketing Name ]
[  Contract Value ]

AGENT
INSURANCE REGULATORY AUTHORITY

[ Allen Agent ]
[ Anystate Department of Insurance ]
[ Brisk Financial Services ]
[ 123-456-7890 ]
[ 5678 High Street ]
[ contact.doi@anystate.gov ]
[ Anycity, Anystate 12345 ]
[ 987-654-3210 ]

INITIAL PURCHASE PAYMENT
TAX-QUALIFIED STATUS

[ $100,000.00 ]
[ Non-Qualified ]

INTEREST RATES FOR THE GUARANTEED ACCOUNT

Annual Effective Interest Rates for the
Guaranteed Account on the Issue Date:
FIXED ACCOUNT – [ 1.00% ]
DCA ACCOUNT 1 – [ 2.00% ]
DCA ACCOUNT 2 – [ 3.00% ]

Non-Forfeiture Interest Rate (NFIR) for the

   [ 1.00% ]
Guaranteed Account:

[ The Contract's NFIR for the Guaranteed Account was established on the Issue Date and will not change. It was determined by taking the 5-Year Constant Maturity Treasury Rate as of the January 31 prior to the May 1 – April 30 annual period during which the Contract was issued, subtracting 1.25%, and rounding the result to the nearest 0.05%. The NFIR cannot be less than 1.00% and will not be more than 3.00%. Interest rates declared by the Company for the Guaranteed Account will be at least equal to the Contract's NFIR. ]

 CC20-VDA-P-2006SF-1                                                             A                               Schwab Genesis Advisory 6/20]

[ SCHWAB GENESIS ADVISORY VARIABLE ANNUITY ] SCHEDULE, continued

CONTRACT LIMITATIONS, FEES, AND CHARGES

Maximum Issue Date:                                                    We will not issue a Contract on or after the oldest
Owner's or Annuitant's [ 86th ] birthday.

Maximum Annuity Date:

The oldest Owner's or Annuitant's [ 95th ] birthday.

Additional Purchase Payments:                                  Not permitted on or after the oldest Owner's or Annuitant's [ 86th ] birthday or within 3 years of the Annuity Date.

Minimum Additional Purchase Payment:                    $100.00

Maximum Aggregate Purchase Payments:                 $1,000,000.00

Mortality & Expense Risk Charge:

[ 0.15% ] per year
The Mortality & Expense Risk Charge was established on the Issue Date and will not change.

Administration Charge:                                                 [ 0.10% ] per year
The Administration Charge was established on the Issue Date and will not change.

Transfer Fee for Transfers in Excess of Limit:
$25 for each transfer in excess of 12 per Contract Year. The Transfer Fee was established on the Issue Date and will not change.

[ Advisory Fee Deductions
[ Not available if contract includes a protected lifetime income option ]
You purchased this Contract through a financial intermediary that manages your Contract Value for a fee (“Advisory Fee”). This Advisory Fee is covered in a separate agreement between you and the financial intermediary, and is in addition to the contract fees and charges described in this schedule.  You may instruct us to deduct the Advisory Fee from the Contract Value.  The Advisory Fee will be deducted from the Investment Options in the same proportion as their values are to the Contract Value, unless you instruct us otherwise.
[ The maximum amount we will deduct from the Contract for Advisory Fees is [ 1.00% ] per year. ] ]
 CC20-VDA-P-2006SF-1                                                             B                              Schwab Genesis Advisory 6/20]

[ SCHWAB GENESIS ADVISORY VARIABLE ANNUITY ] SCHEDULE, continued
INVESTMENT OPTIONS AVAILABLE ON THE ISSUE DATE
Protective Life Guaranteed Account

Fixed Account
DCA Account 1

DCA Account 2

Sub-Accounts of the Protective Variable Annuity Separate Account

[ American Funds IS
Invesco
Asset Allocation Class 4
Balanced-Risk Allocation  Series II
Blue Chip Income & Growth Class 4
Comstock  Series II
Bond Class 4
Equity and Income  Series II
Capital Income Builder Class 4

Global Real Estate  Series II
Global Growth Class 4

Government Securities  Series II
Global Growth & Income Class 4

Growth and Income Series II
Global Small Cap Class 4

International Growth  Series II
Growth Class 4

Oppenheimer Global  Series II
Growth-Income Class 4

Oppenheimer Government Money  Series I
International Class 4

Oppenheimer Main Street  Series II
New World Class 4

U.S. Government/AAA-Rated Securities Class 4
        Legg Mason

 ClearBridge Variable Mid Cap  Class II
Clayton Street (Managed by Janus Capital Management, LLC)
ClearBridge Variable Small Cap  Class II
Protective Life Dynamic Allocation Series Conservative
Protective Life Dynamic Allocation Series Moderate                Lord Abbett
Protective Life Dynamic Allocation Series Growth
Bond Debenture Value Class

Dividend Growth Value Class
Fidelity Investments
Fundamental Equity Value Class
Investment-Grade Bond Portfolio SC2
Growth Opportunities Value Class
Mid Cap Portfolio SC2
PIMCO
Franklin Templeton Investments

All Asset
Advisor Class
Franklin Flex Cap Growth Class 2
Global Diversified Allocation Advisor Class
Franklin Income Class 2
Long-Term U.S. Government Advisor Class
Franklin Mutual Global Discovery Class 2

Low Duration Advisor Class
Franklin Mutual Shares Class 2

Real Return Advisor Class
Franklin Rising Dividends Class 2

Short Term Advisor Class
Franklin Small Cap Value Class 2
Total Return Advisor Class
Franklin Small Mid Cap Growth Class 2

Franklin Strategic Income Class 2

       Royce
Templeton Developing Markets Class 2

Small-Cap Service Class
Templeton Foreign Class 2
Templeton Global Bond Class 2

       Schwab

Balanced
Goldman Sachs

Balanced With Growth
Core Fixed Income Service Class

Government Money Market Portfolio™
Global Trends Allocation Service Class

Growth
Growth Opportunities Service Class

S&P 500 Index ]
Mid Cap Value Service Class
Strategic Growth Service Class

Great-West
Bond Index Fund

ICC20-VDA-P-2006SF-1                                                  C

[ Schwab Genesis Advisory  6/20 ]